Exhibit 1.1
$300,000,000
HUBBELL INCORPORATED
5.95% Senior Notes due 2018
Underwriting Agreement
May 28, 2008
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
  As Representatives of the
  several Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Ladies and Gentlemen:
     Hubbell Incorporated, a Connecticut corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 principal amount of its 5.95% Senior Notes due 2018 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of September 15, 1995 (the “Base Indenture”), as supplemented by the First Supplemental Indenture to be dated as of June 2, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (the “Trustee”).
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-151206), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is referred to herein as the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Prospectus”; and any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities in the form filed or to be filed with the Commission pursuant to Rule 424(b) is referred to herein as a “Preliminary Prospectus”. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and under the Exchange Act that are deemed to be incorporated by reference therein.
     At 2:40 p.m. (New York City time) on May 28, 2008, which was immediately prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 28, 2008, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto as constituting part of the Time of Sale Information.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 98.586% of the principal amount thereof, plus accrued interest, if any, from May 28, 2008 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 2, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Company and the Representatives may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M. (New York City time) on the business day prior to the Closing Date.
     (e) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” (as defined under Rule 405 of the Securities Act) that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission;

as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission; and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.
     (c) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.
     (d) Issuer Free Writing Prospectuses. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii)

below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex C hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when such documents were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements (including the related notes) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its “significant subsidiaries” (as defined in Rule 405 under the Securities Act) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”). The Company’s only significant subsidiaries are Hubbell Caribe Limited, Hubbell Incorporated (Delaware), Hubbell Lighting, Inc., Hubbell Power Systems Inc. and Wepawaug Canada Corp.
     (i) Capitalization. The Company had an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Capitalization” as of the date specified therein; and all the outstanding shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest or restriction on voting or transfer, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (j) Due Authorization. The Company has the corporate power and authority to execute and deliver the Indenture, the Securities and this Agreement (collectively, the “Transaction Documents”) and to perform its obligations thereunder and hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (k) Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; and the Base Indenture constitutes, and the Supplemental Indenture, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (l) Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (n) Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform, in all material respects, to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (o) No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, the Foreign Corrupt Practices Act of 1977, as amended, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other anti-money laundering statutes and regulations, and regulations and rules of the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents (including the issuance and sale of the Securities) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.
     (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents (including the issuance and sale of the Securities) and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or other third party; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (s) Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

     (t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) are described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (u) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except where the failure to own, process or have the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each case, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
     (y) No Labor Disputes. No labor disturbance by, or dispute with, employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.
     (z) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, (a) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (b) for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.
     (aa) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

     (bb) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.
     (cc) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (dd) No Restrictions on Subsidiaries. No significant subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restriction that would not reasonably be expected to adversely affect the Company’s ability to make payments on the Securities when due.
     (ee) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

     (ff) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (hh) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 (related to loans) and Sections 302 and 906 (related to certifications).
     (jj) Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer” (in each case as defined under the Securities Act) in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex D hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m. (New York City time), on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (b) Delivery of Documents. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use all commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) hereof, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
     (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of proceeds”.
     (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(d) or Section 4(c) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations, Warranties and Agreements. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date; and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder prior to or at the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     (e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate of two executive officers of the Company who have specific knowledge of the Company’s financial matters and are reasonably satisfactory to the Representatives confirming (i) that each such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and (ii) to the knowledge of each such officer, to the effect set forth in Section 6(a), 6(b), 6(c) and 6(d) hereof.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion of Connecticut Counsel for the Company. Day Pitney LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.
     (h) Opinions of Counsel for the Company. Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and negative assurance statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.
     (i) Opinions of Counsel for the Underwriters. The Representatives shall have received a written opinion and negative assurance statement, dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, local or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

     (k) Additional Documents. Prior to or on the Closing Date, the Company shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any preliminary prospectus supplement, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed under Rule 433(d), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a), but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus supplement, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed under Rule 433(d) (it being understood and agreed that the only such information consists of the following: (i) the names of the Underwriters on the cover pages of the Preliminary Prospectus dated May 28, 2008 and the Prospectus; (ii) the names of the Underwriters in the table in the first paragraph under the caption “Underwriting” in the Preliminary Prospectus dated May 28, 2008 and the Prospectus; and (iii) the fifth, seventh (third and fourth sentences only), eighth and ninth paragraphs under the caption “Underwriting” in the Preliminary Prospectus dated May 28, 2008 and the Prospectus).
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b), such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing jointly by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and notice of intention to settle and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in Section 7(a) and 7(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement and clearance services shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of national emergency or war by the United States or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a), the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a), the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 10(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent public registered accounting firm; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum, including the related fees and expenses of counsel for the Underwriters (not to exceed $5,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Association, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
     (b) If this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms of this Agreement or to fulfill any of the conditions set forth in Section 6, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk and c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036 (fax: 212-507-8999); Attention: Investment Banking Division. Notices to the Company shall be given to it at Hubbell Incorporated, 584 Derby Milford Road, Orange, Connecticut 06477-4024 (fax: 203-799-4333); Attention: General Counsel.
     (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, HUBBELL INCORPORATED
By	/s/ James H. Biggart, Jr.
Title: Vice President and Treasurer

J.P. MORGAN SECURITIES INC.

By	/s/ Robert Bottamedi

Title: Vice President

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Aron Jaroslawicz

Title: Executive Director
On behalf of the several Underwriters
listed in Schedule I hereto

Schedule I

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$120,000,000
Morgan Stanley & Co. Incorporated	120,000,000
Banc of America Securities LLC	18,000,000
HSBC Securities (USA) Inc.	18,000,000
BNY Mellon Capital Markets, LLC	12,000,000
Wachovia Capital Markets, LLC	12,000,000

Total	$300,000,000

I-1

Annex A
Form of Opinion of Connecticut Counsel for the Company
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
And the other several Underwriters listed on
Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10172
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Re:  Hubbell Incorporated
Ladies and Gentlemen:
     We have acted as special Connecticut counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), as to certain matters of Connecticut law in connection with the issuance and sale by the Company of $300,000,000 in principal amount of its 5.95% Senior Notes Due 2018 (the “Notes”) under an “automatic shelf registration statement” (File No. 333-151206) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Registration Statement”), including the prospectus dated May 28, 2008 therein (the “Base Prospectus”), pursuant to an Underwriting Agreement, dated May 28, 2008, among the Company and J.P. Morgan Securities, Inc. and Morgan Stanley & Co. Incorporated as representatives of the several Underwriters listed on Schedule 1 thereto (the “Underwriting Agreement”). This opinion is given pursuant to Section 6(g) of the Underwriting Agreement. Except as otherwise indicated, capitalized terms used but not defined in this opinion have the meanings ascribed to them in the Underwriting Agreement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Base Prospectus, the Preliminary Prospectus Supplement dated May 28, 2008 relating to the Notes (together with the Base Prospectus, the “Preliminary Prospectus”), the final Prospectus Supplement dated May 28, 2008 relating to the Notes (together with the Base Prospectus, the “Prospectus”), the Indenture, dated September 15, 1995 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated June 2, 2008 (the “Supplemental Indenture,” and together with the Original Indenture as so supplemented, the “Indenture”) between the Company and The Bank of New York Trust Company N.A. (as successor trustee to J.P. Morgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank) as Trustee, a copy of the Global Note representing the Notes, the Underwriting Agreement, the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), the Company’s By-Laws, as amended to date (the “By-Laws”), and records of the corporate proceedings of the Board of Directors of the Company with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus and the offering of the Notes. We have also examined such other documents, and made such examination of law, as we have deemed necessary in order to render our opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.
     As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements (including the representations made in the Underwriting Agreement) of officers of the Company, directors, employees and representatives of, and the independent registered public accounting firm for, the Company. We have examined and relied upon certificates of the Secretary of the Company with respect to certain matters related to our opinions expressed herein. With respect to our opinions set forth in paragraph 2 below regarding the Original Indenture, we have relied solely on a certificate of the Secretary of the Company dated October 3, 1995.
     The opinions expressed herein are limited to the laws of the State of Connecticut. Our opinions in Paragraph 1 below with respect to the legal existence of the Company and Hubbell Lighting, Inc. are based solely on our examination of certificates of legal existence of the Secretary of the State of the State of Connecticut, each dated June 2, 2008.
     Based on and subject to the foregoing, we are of the opinion that:
     1. The Company is in legal existence under the laws of the State of Connecticut and has all corporate power and corporate authority to own or hold its property and conduct its business as described in the Preliminary Prospectus and the Prospectus. Hubbell Lighting, Inc. is in legal existence under the laws of the State of Connecticut.
     2. The Company has corporate power and authority to execute and deliver each of the Underwriting Agreement, the Notes and the Supplemental Indenture and to perform its obligations thereunder; all action required to be taken for the due and proper authorization, execution and delivery of each of the Underwriting Agreement, the Notes and the Supplemental Indenture and the consummation of the transactions contemplated thereby has been duly and validly taken; and the Underwriting Agreement, the Notes and the Supplemental Indenture have been duly authorized, executed and delivered by the Company. The Company had the corporate power and authority to execute and deliver the Original Indenture, and the Original Indenture was duly authorized, executed and delivered by the Company.

     3. The issuance and sale of the Notes being delivered on the Closing Date and the consummation of the transactions contemplated in the Underwriting Agreement and the Prospectus will not result in (i) any violation of the Certificate of Incorporation or By-laws, or (ii) the violation of any statute, rule or regulation of the State of Connecticut.
     4. No consent, approval, authorization, order, registration or qualification of or with any Connecticut governmental or regulatory authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Underwriting Agreement, the Supplemental Indenture or the Notes (including the issuance and sale of the Notes on the Closing Date), except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.
     Our opinions set forth herein are based on our consideration of only those statutes, rules and regulations of the State of Connecticut which, in our experience, are normally applicable to or normally relevant in connection with a transaction of the type contemplated in the Underwriting Agreement, the Indenture and the Notes when undertaken by general business companies which are not engaged in regulated business activities.
     In addition, we express no opinion concerning or with respect to (i) the laws of any jurisdiction other than the State of Connecticut, and (ii) any federal or state securities or blue sky laws.
     This opinion is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or matters, and no inference as to our knowledge should be drawn from the fact that such representation has been undertaken by us.
     This opinion is given solely for your benefit and may not be relied upon by any other person for any purpose, and may not be circulated, quoted or otherwise referred to (with or without specific reference to our firm), without our prior written consent in each instance, provided that, solely in connection with their opinion being rendered to you on the date hereof, Simpson Thacher & Bartlett LLP may rely on our opinions set forth in paragraphs 1, 2, 3 and 4 of this opinion subject to the limitations and qualifications set forth herein.

Very truly yours, Day Pitney LLP

Annex B
Form of Opinion of Counsel for the Company
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
And the Several Underwriters listed
in Schedule I to the Underwriting Agreement
Re:   Hubbell Incorporated
Ladies and Gentlemen:
We have acted as special counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the sale to you (collectively, the “Underwriters”), of $300,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2018 (the “Notes”) pursuant to registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2008 (File No. 333-151206) (as so filed and as amended, the “Registration Statement”), a prospectus, dated May 28, 2008, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement, dated May 28, 2008 (together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified to us as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is described on Exhibit A hereto (each a “Specified IFWP”), a prospectus supplement, dated May 28, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, taken together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated May 28, 2008 (the “Underwriting Agreement”), between J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters, and the Company. The reports and proxy statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus, or Prospectus by reference, are herein called the “Incorporated Documents.” References herein to the Registration Statement, Preliminary Prospectus, or Prospectus exclude the Incorporated Documents. The Notes are being issued pursuant to an indenture, dated September 15, 1995 (the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated the date hereof, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base

Indenture, the “Indenture”), specifying the terms of the Notes. This letter is being furnished to you pursuant to Section 6(h) of the Underwriting Agreement.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:
     (a) the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents;
     (b) the Base Indenture, the Supplemental Indenture and the form of Note (collectively, the “Transaction Documents”);
     (c) the restated certificate of incorporation and by-laws, as amended to date, of the Company (the “Governing Documents”);
     (d) the certificates of incorporation and by-laws, as amended to date, of each of Hubbell Incorporated (Delaware), a Delaware corporation and wholly-owned subsidiary of the Company (“Hubbell Delaware”), Hubbell Industrial Controls, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Hubbell Industrial” Controls”), and Hubbell Power Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Hubbell Power Systems” and, together with Hubbell Delaware and Hubbell Industrial Controls, the “Delaware Subsidiaries”);
     (e) resolutions of the Board of Directors of the Company, dated June 14, 1995 and May 5, 2008, respectively, pertaining to the Notes; and
     (f) the indenture(s), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company for borrowed money, identified to us by an officer of the Company as material to the Company and listed in Exhibit B hereto (the “Specified Agreements”).
     Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.
     Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in numbered paragraph 1 of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten public offerings of unsecured debt securities. Various matters concerning the laws of the State of Connecticut are addressed in the opinion of Day Pitney LLP, which has been separately provided to you. We express no opinion as to those matters herein, and to the extent elements of such opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
     Subject to the foregoing and the other matters set forth herein, as of the date hereof:
     1. Each of the Delaware Subsidiaries is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each of the Delaware Subsidiaries is validly existing and in good standing under the laws of the State of Delaware.
     2. The Base Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and has been qualified under the Trust Indenture Act of 1939, as amended.
     3. When duly authorized, executed and delivered by the Company, the Supplemental Indenture will be the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     4. When executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, the Notes will be legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
     5. The execution and delivery of the Underwriting Agreement and the Supplemental Indenture, and the issuance and sale of the Notes on the date hereof by the Company to you pursuant to the Underwriting Agreement, do not on the date hereof;
     (i) violate the Governing Documents;
     (ii) violate any federal or New York statute, rule or regulation applicable to the Company;
     (iii) result in the breach of or a default under any of the Specified Agreements; or
     (iv) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company.

     6. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on the date hereof, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.
     7. The Registration Statement at May 28, 2008, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, the financial schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     8. Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, the financial schedules or other financial data, included in, incorporated by reference in, or omitted from such reports. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.
     9. The statements in the Preliminary Prospectus and the Prospectus Supplement under the caption “Underwriting,” insofar as they purport to describe or summarize certain provisions of the Underwriting Agreement, are accurate descriptions or summaries in all material respects.
     10. The statements in the Preliminary Prospectus and the Prospectus Supplement under the caption “Description of notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate summaries or descriptions in all material respects.
     11. With your consent, based solely on a certificate of an officer of the Company as to factual matters, the Company, immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Preliminary Prospectus and the Prospectus Supplement under the caption “Use of proceeds,” will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions of the Transaction Documents which expressly choose New York as the governing law for the Transaction Documents), (b) the waiver of rights or defenses contained in Section 5.15 of the Base Indenture; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (d) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 6, 7, 8 and 11 as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements, pension or employee benefits laws, environmental laws, margin regulations, FINRA rules, or stock exchange rules (without limiting other laws excluded by customary practice).
     With your consent, we have assumed (a) that the Transaction Documents have been duly authorized, executed and delivered by the parties thereto, (b) that the Transaction Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Transaction Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities (provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein).
     Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iii) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.
     This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours, Latham & Watkins LLP

Form of Tax Opinion of Counsel for the Company
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
And the Several Underwriters listed
in Schedule I to the Underwriting Agreement

Re:	Hubbell Incorporated
Ladies and Gentlemen:
     We have acted as special counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the sale to you (collectively, the “Underwriters”), of $300,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2018 (the “Notes”) pursuant to registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2008 (File No. 333-151206) (as so filed and as amended, the “Registration Statement”), a prospectus, dated May 28, 2008, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement, dated May 28, 2008 (together with the Base Prospectus, the “Preliminary Prospectus”), certain documents that the Company has identified to us as “issuer free writing prospectuses” (as defined in Rules 433 and 405 under the Act), a prospectus supplement, dated May 28, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, taken together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated May 28, 2008 (the “Underwriting Agreement”), between J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters, and the Company. The reports and proxy statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus, or Prospectus by reference, are herein called the “Incorporated Documents.” References herein to the Registration Statement, Preliminary Prospectus, or Prospectus exclude the Incorporated Documents. The Notes are being issued pursuant to an indenture, dated September 15, 1995, between the Company and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., The Chase Manhattan Bank and Chemical Bank), as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated the date hereof, between the Company and the Trustee, specifying the terms of the Notes. This letter is being furnished to you pursuant to Section 6(h) of the Underwriting Agreement.

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and the Company’s responses to our examinations and inquiries.
     Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, we hereby confirm that the statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States federal income tax consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     No opinion is expressed as to any matter not discussed herein.
     We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.
     This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours, Latham & Watkins LLP

Form of Negative Assurance Letter of Counsel for the Company
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
And the Several Underwriters listed
in Schedule I to the Underwriting Agreement

Re:	Hubbell Incorporated
Ladies and Gentlemen:
     We have acted as special counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the sale to you (collectively, the “Underwriters”), of $300,000,000 in aggregate principal amount of the Company’s 5.95% Senior Notes due 2018 (the “Notes”) pursuant to registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2008 (File No. 333-151206) (as so filed and as amended, the “Registration Statement”), a prospectus, dated May 28, 2008, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement, dated May 28, 2008 (together with the Base Prospectus, the “Preliminary Prospectus”), each document that the Company has identified to us as an “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Act) and that is described on Exhibit A hereto (each a “Specified IFWP”), a prospectus supplement, dated May 28, 2008, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, taken together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated May 28, 2008 (the “Underwriting Agreement”), between J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters, and the Company. The reports and proxy statements filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus, or Prospectus by reference, are herein called the “Incorporated Documents.” References herein to the Registration Statement, Preliminary Prospectus, or Prospectus exclude the Incorporated Documents. This letter is being furnished to you pursuant to Section 6(h) of the Underwriting Agreement.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, any Specified IFWP, the Prospectus, or the

Incorporated Documents (except to the extent expressly set forth in the numbered paragraphs 9 and 10 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, each Specified IFWP, and the Prospectus, we have reviewed the Registration Statement, the Preliminary Prospectus, each Specified IFWP, the Prospectus, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, your representatives and counsel, and the independent public accountants for the Company, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, each Specified IFWP, and the Prospectus (and portions of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, at the time it became effective on May 28, 2008, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 2:40 p.m. (New York City time) on May 28, 2008 (together with the Incorporated Documents at that date and the Specified IFWPs), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at that those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, the financial schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWPs, the Prospectus, the Incorporated Documents, or the Form T-1.
     This letter is furnished only to you in your capacity as underwriters under the Underwriting Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours, Latham & Watkins LLP

Annex C
Time of Sale Information
•	Pricing Term Sheet, dated May 28, 2008, substantially in the form of Annex D hereto.

C-1

Annex D
Pricing Term Sheet
May 28, 2008
HUBBELL INCORPORATED
$300,000,000 5.95% Senior Notes due 2018

Issuer:	Hubbell Incorporated

Title of Securities:	5.95% Senior Notes due 2018

Principal Amount:	$300,000,000

Maturity:	June 1, 2018

Coupon (Interest Rate):	5.95%

Issue Price (Price to Public):	99.236% of principal amount

Benchmark Treasury:	3.875%; May 15, 2018

Spread to Benchmark Treasury:	205 bps (3.875%; May 15, 2018)

Benchmark Treasury Price and Yield:	$98-30+; 4.003%

Yield to Maturity:	6.053%

Make-Whole Provision:	Treasury + 30 bps

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2008

Redemption Provisions:	No mandatory redemption provisions

Hubbell Incorporated may, at its option, redeem the notes as described in the Preliminary Prospectus Supplement, dated May 28, 2008

Change of Control Offer:	As described in the Preliminary Prospectus Supplement, dated May 28, 2008

Legal Format:	SEC-registered

Trade Date:	May 28, 2008

D-1

Settlement Date:	T+3; June 2, 2008

Joint Book-Running Managers	J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Co-Managers:	Banc of America Securities LLC
HSBC Securities (USA) Inc.
BNY Mellon Capital Markets, LLC
Wachovia Capital Markets, LLC

CUSIP:	443510AE2

ISIN:	US443510AE25

Use of Proceeds:	To repay approximately $260 million of outstanding commercial paper borrowings and the remainder for general corporate purposes.

Ratings:	A3 (Moody’s)
A+ (S&P)
A (Fitch)
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The offer and sale of the notes to which this final term sheet relates have been registered by Hubbell Incorporated by means of a registration statement on Form S-3 (SEC File No. 333-151206).
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533 and Morgan Stanley & Co. Incorporated at 1-866-718-1649.

D-2